SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       September 15, 2004
                                                --------------------------------

Commission       Registrant, State of Incorporation,          I.R.S. Employer
File Number      Address and Telephone Number                 Identification No.

1-3526           The Southern Company                         58-0690070
                 (A Delaware Corporation)
                 270 Peachtree Street, N.W.
                 Atlanta, Georgia 30303
                 (404) 506-5000

1-3164           Alabama Power Company                        63-0004250
                 (An Alabama Corporation)
                 600 North 18th Street
                 Birmingham, Alabama 35291
                 (205) 257-1000

0-2429           Gulf Power Company                           59-0276810
                 (A Maine Corporation)
                 One Energy Place
                 Pensacola, Florida 32520
                 (850) 444-6111

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by three registrants: The Southern Company, Alabama Power Company and Gulf Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.        Other Events.
                  ------------

                  On September 15 and 16, 2004, Hurricane Ivan hit the Gulf Coast of Florida and Alabama and continued north through the state of Alabama, causing substantial damage in the service territories of Gulf Power Company (Gulf Power) and Alabama Power Company (Alabama Power).

                  Approximately 365,000 of Gulf Power's 405,000 customer accounts were without electrical service immediately after the hurricane struck. Restoration efforts are ongoing and as of mid-day September 21, 2004, approximately 148,000 remain without power. As described in Note 1 to Gulf Power's financial statements under "Provision for Property Damage" included in its Annual Report on Form 10-K for the year ended December 31, 2003, Gulf Power maintains an accumulated provision for property damage to cover the cost of damages from major storms to its transmission and distribution lines and the cost of uninsured damages to its generation facilities and other property. At August 31, 2004, the balance in the accumulated provision for property damage was $27.8 million. Gulf Power is not able to estimate total expenses and capital costs of repairing the damage to its facilities and restoring service to customers at this time; however, current projections indicate the costs will exceed the amount in the accumulated provision for property damage. Consistent with Florida Public Service Commission instructions, the costs above the accumulated provision for property damage will be deferred and recovered through future accruals to the accumulated provision for property damage; therefore, such costs are not expected to have a material effect on Gulf Power's financial statements. However, based on current projections, the retail sales revenues lost as a result of the power outages from Hurricane Ivan are expected to have a material impact on Gulf Power's net income for the quarter ending September 30, 2004 and may have a material impact on Gulf Power's net income for the year ending December 31, 2004.

                  Approximately 826,000 of Alabama Power's 1,370,000 customer accounts were without electrical service immediately after the hurricane struck. Restoration efforts are ongoing and as of mid-day September 21, 2004, approximately 113,000 remain without power. As described in Note 1 to Alabama Power's financial statements under "Natural Disaster Reserve" included in its Annual Report on Form 10-K for the year ended December 31, 2003, Alabama Power maintains a reserve to cover uninsured expenses resulting from storms. At August 31, 2004, the balance in the natural disaster reserve was $14.6 million. Alabama Power is not able to estimate total expenses and capital costs of repairing the damage to its facilities and restoring service to customers at this time; however, current projections indicate the expenses will exceed the amount in the natural disaster reserve. Alabama Power will seek regulatory approval to supplement the natural disaster reserve in a manner that allows recovery of these expenses while minimizing the impact on customers. The ultimate outcome of this matter cannot now be determined. Additionally, based on current projections, retail sales revenues lost as a result of the power outages from Hurricane Ivan may have a material impact on Alabama Power's net income for the quarter ending September 30, 2004, but are not expected to have a material impact on Alabama Power's net income for the year ending December 31, 2004.

                  Based on current projections, retail sales revenues lost as a result of the power outages from Hurricane Ivan are not expected to have a material impact on the consolidated net income of The Southern Company for the quarter ending September 30, 2004 or for the year ending December 31, 2004.


                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     September 21, 2004                   THE SOUTHERN COMPANY



                                               By /s/Tommy Chisholm
                                                    Tommy Chisholm
                                                      Secretary

                                               ALABAMA POWER COMPANY



                                               By /s/Wayne Boston
                                                    Wayne Boston
                                                Assistant Secretary

                                               GULF POWER COMPANY



                                               By /s/Wayne Boston
                                                    Wayne Boston
                                                Assistant Secretary